Exhibit 99.1

Release:	Immediate

Contact:	Randy Bane (investment community)	David Miller (editorial/media)
	(408) 986-7977	(408) 563-9582
APPLIED MATERIALS ANNOUNCES RESULTS
FOR FIRST QUARTER OF FISCAL 2008
•	Net Sales: $2.09 billion (8% decrease year over year; 12% decrease quarter over quarter)
•	Net Income: $262 million (35% decrease year over year; 38% decrease quarter over quarter)
•	EPS: $0.19 ($0.10 decrease year over year; $0.11 decrease quarter over quarter)
•	New Orders: $2.50 billion (2% decrease year over year; 13% increase quarter over quarter)
     SANTA CLARA, Calif., February 12, 2008 — Applied Materials, Inc. reported results for its first fiscal quarter ended January 27, 2008. Net sales were $2.09 billion, down 8 percent from $2.28 billion for the first quarter of fiscal 2007, and down 12 percent from $2.37 billion for the fourth quarter of fiscal 2007. Gross margin for the first quarter of fiscal 2008 was 44.8 percent, down from 46.7 percent for the first quarter of fiscal 2007, and down from 45.5 percent for the fourth quarter of fiscal 2007. Net income for the first quarter of fiscal 2008 was $262 million, or $0.19 per share, down from net income of $403 million, or $0.29 per share, for the first quarter of fiscal 2007, and down from net income of $422 million, or $0.30 per share, for the fourth quarter of fiscal 2007.
     New orders of $2.50 billion for the first quarter of fiscal 2008 decreased 2 percent from $2.54 billion for the first quarter of fiscal 2007, and increased 13 percent from $2.21 billion for the fourth quarter of fiscal 2007. Regional distribution of new orders for the first quarter of fiscal 2008 was: Taiwan 32 percent, North America 20 percent, Korea 14 percent, Japan 12 percent, Southeast Asia and China 11 percent, and Europe 11 percent. Backlog at the end of the first quarter of fiscal 2008 was $4.10 billion, compared to $3.65 billion at the end of the fourth quarter of fiscal 2007.
     “We executed well in a challenging global chip equipment market,” said Mike Splinter, president and CEO. “The strength in our new orders reflects robust demand for our display products and recognition of our first Applied SunFab™ Thin Film Line orders.
     “This is a pivotal year for Applied and we are focused on execution and growth throughout the company. Our long-term prospects are excellent as we build on our foundation of semiconductor equipment and services to add new businesses and move into new markets,” concluded Splinter.
     Non-GAAP net income for the first quarter of fiscal 2008 was $345 million, or $0.25 per share, compared to non-GAAP net income of $405 million, or $0.29 per share, for the first quarter of fiscal 2007, and $472 million or $0.34 per share for the fourth quarter of fiscal 2007. Non-GAAP adjustments are explained below and detailed in the accompanying Reconciliation of GAAP to Non-GAAP Results.

     Effective in the first quarter of fiscal 2008, Applied renamed two of its reportable segments. The Fab Solutions segment is now called Applied Global Services, and the Adjacent Technologies segment is now called Energy and Environmental Solutions. In addition, Applied changed its management reporting system for services, with all service results reported in the Applied Global Services segment. Fiscal 2007 segment information has been reclassified to conform to fiscal 2008.
     Results by reportable segment for the first quarter of fiscal 2008 and the first and fourth quarters of fiscal 2007 were:

	Three Months Ended			Three Months Ended			Three Months Ended
	January 27, 2008			October 28, 2007			January 28, 2007
			Operating			Operating			Operating
	New	Net	Income	New	Net	Income	New	Net	Income
(In millions)	Orders	Sales	(Loss)	Orders	Sales	(Loss)	Orders	Sales	(Loss)
Silicon	$1,075	$1,237	$445	$1,343	$1,511	$550	$1,755	$1,490	$520

Applied Global Services	610	595	149	645	605	159	718	560	159

Display	555	133	34	120	189	47	34	196	50

Energy and Environmental Solutions	260	122	(48)	98	62	(30)	31	32	(15)
     Non-GAAP net income and non-GAAP EPS, detailed in the accompanying Reconciliation of GAAP to Non-GAAP Results, exclude charges related to (i) restructuring and asset impairments, (ii) equity-based compensation, (iii) certain items associated with acquisitions, including amortization of intangibles and inventory fair value adjustments on products sold, (iv) certain costs associated with ceasing development of beamline implant products, and/or (v) the resolution of income tax audits and changes in tax credits. Management uses non-GAAP net income and non-GAAP EPS to evaluate the company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with Generally Accepted Accounting Principles (GAAP) and may differ from non-GAAP methods of accounting and reporting used by other companies. Applied believes that these measures enhance investors’ ability to review the company’s business from the same perspective as the company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for net income or EPS prepared in accordance with GAAP.
     Applied Materials will discuss its fiscal 2008 first quarter results, along with its outlook for the second quarter of fiscal 2008, on the earnings call today beginning at 1:30 p.m. Pacific Standard Time. A webcast of the earnings call will be available at www.appliedmaterials.com.
     This press release contains forward-looking statements, including statements regarding Applied’s performance, growth opportunities and prospects. Forward-looking statements may contain words such as

“expect,” “believe,” “may,” “should,” “will,” “forecast” or similar expressions, and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the sustainability of demand in the nanomanufacturing technology industry and broadening of demand for emerging applications such as solar, which are subject to many factors, including global economic conditions, business and consumer spending, demand for electronic products and semiconductors, and geopolitical uncertainties; customers’ capacity requirements, including capacity utilizing the latest technology, and fab utilization; the timing, rate, amount and sustainability of capital spending for nanomanufacturing technology products; variability of operating results among the company’s reportable segments caused by differing conditions in the served markets; difficulties in production planning and execution in new businesses such as solar; the successful implementation and effectiveness of initiatives to enhance global operations and efficiencies; the successful performance of acquired businesses and joint ventures; Applied’s ability to (i) successfully develop, deliver and support a broad range of products and expand its markets and develop new markets, (ii) maintain effective cost controls and timely align its cost structure with business conditions, (iii) effectively manage its resources and production capability, including its supply chain, (iv) obtain and protect intellectual property rights in key technologies, and (v) attract, motivate and retain key employees; and other risks described in Applied Materials’ SEC filings, including its reports on Forms 10-K, 10-Q and 8-K. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. The company undertakes no obligation to update any forward-looking statements.
     Applied Materials, Inc. (Nasdaq:AMAT) is the global leader in Nanomanufacturing Technology™ solutions with a broad portfolio of innovative equipment, services and software products for the fabrication of semiconductor chips, flat panel displays, solar photovoltaic cells, flexible electronics and energy-efficient glass. At Applied Materials, we apply Nanomanufacturing Technology to improve the way people live. Learn more at www.appliedmaterials.com.

APPLIED MATERIALS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended
	January 27,	January 28,
(In thousands, except per share amounts)	2008	2007

Net sales	$2,087,397	$2,277,267
Cost of products sold	1,152,416	1,214,729

Gross margin	934,981	1,062,538

Operating expenses:
Research, development and engineering	273,219	287,567
Marketing and selling	123,917	106,912
General and administrative	115,976	121,811
Restructuring and asset impairments	48,986	(3,278)

Income from operations	372,883	549,526

Pre-tax loss of equity method investment	9,586	3,937
Interest expense	4,545	10,468
Interest income	30,570	30,103

Income before income taxes	389,322	565,224

Provision for income taxes	126,946	161,748

Net income	$262,376	$403,476

Earnings per share:
Basic	$0.19	$0.29
Diluted	$0.19	$0.29

Weighted average number of shares:
Basic	1,371,245	1,394,710
Diluted	1,383,886	1,409,014

APPLIED MATERIALS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS

	January 27,	October 28,
(In thousands)	2008	2007

ASSETS

Current assets:
Cash and cash equivalents	$1,215,649	$1,202,722
Short-term investments	689,907	1,166,857
Accounts receivable, net	2,014,501	2,049,427
Inventories	1,387,512	1,313,237
Deferred income taxes	409,773	424,502
Other current assets	474,464	448,879

Total current assets	6,191,806	6,605,624

Long-term investments	1,457,825	1,362,425
Property, plant and equipment	2,815,860	2,782,204
Less: accumulated depreciation and amortization	(1,750,773)	(1,730,962)

Net property, plant and equipment	1,065,087	1,051,242

Goodwill, net	1,017,705	1,000,176
Purchased technology and other intangible assets, net	354,450	373,178
Equity method investment	105,474	115,060
Deferred income taxes and other assets	160,141	146,370

Total assets	$10,352,488	$10,654,075

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$2,674	$2,561
Accounts payable and accrued expenses	2,174,683	2,213,313
Income taxes payable	176,113	157,549

Total current liabilities	2,353,470	2,373,423

Long-term debt	202,476	202,281
Other liabilities	337,811	256,962

Total liabilities	2,893,757	2,832,666

Stockholders’ equity:
Common stock	13,536	13,857
Additional paid-in capital	4,707,141	4,658,832
Retained earnings	11,044,518	10,863,291
Treasury stock	(8,323,728)	(7,725,924)
Accumulated other comprehensive income	17,264	11,353

Total stockholders’ equity	7,458,731	7,821,409

Total liabilities and stockholders’ equity	$10,352,488	$10,654,075

APPLIED MATERIALS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

	Three Months Ended
	January 27,	January 28,
(In thousands)	2008	2007

Cash flows from operating activities:
Net income	$262,376	$403,476
Adjustments required to reconcile net income to cash provided by operating activities:
Depreciation and amortization	78,474	60,904
Loss on fixed asset retirements	11,211	3,122
Restructuring and asset impairments	48,986	(3,278)
Deferred income taxes	3,417	(2,457)
Net recognized loss on investments	639	1,767
Pretax loss of equity-method investment	9,586	3,937
Equity-based compensation	38,722	34,901
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable, net	34,926	(24,350)
Inventories	(73,937)	(110,695)
Other current assets	(22,579)	(31)
Other assets	(4,984)	(3,078)
Accounts payable and accrued expenses	(95,459)	(107,823)
Income taxes payable	94,248	121,082
Other liabilities	4,105	3,720

Cash provided by operating activities	389,731	381,197

Cash flows from investing activities:
Capital expenditures	(74,144)	(58,901)
Cash paid for acquisition, net of cash acquired	(19,084)	—
Proceeds from disposition of assets held for sale	—	9,484
Proceeds from sales and maturities of investments	806,776	730,009
Purchases of investments	(423,529)	(728,520)

Cash provided (used) for investing activities	290,019	(47,928)

Cash flows from financing activities:
Long-term debt borrowings	343	—
Proceeds from common stock issuances	15,681	75,094
Common stock repurchases	(600,000)	(132,017)
Payment of dividends to stockholders	(83,068)	(69,614)

Cash provided (used) for financing activities	(667,044)	(126,537)

Effect of exchange rate changes on cash and cash equivalents	221	420

Increase in cash and cash equivalents	12,927	207,152

Cash and cash equivalents — beginning of period	1,202,722	861,463

Cash and cash equivalents — end of period	$1,215,649	$1,068,615

Supplemental cash flow information:
Cash payments for income taxes	$41,878	$40,428
Cash payments for interest	$45	$57

APPLIED MATERIALS, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended

	January 27,	October 28,	January 28,
(In thousands, except per share amounts)	2008	2007	2007

Non-GAAP Net Income

Reported net income (GAAP basis)	$262,376	$421,761	$403,476
Restructuring and asset impairments [1,2,3]	48,986	3,039	(3,278)
Equity-based compensation expense	38,722	30,889	34,900
Certain items associated with acquisitions [4]	31,038	29,497	13,380
Costs associated with ceasing development of beamline implant products [5]	1,021	9,391	—
Resolution of audits of prior years’ income tax filings [6]	—	—	(29,863)
Income tax effect of non-GAAP adjustments	(37,326)	(22,691)	(13,434)

Non-GAAP net income	$344,817	$471,886	$405,181

Non-GAAP Net Income Per Diluted Share

Reported net income per diluted share (GAAP basis)	$0.19	$0.30	$0.29
Restructuring and asset impairments	0.02	—	—
Equity-based compensation expense	0.02	0.02	0.02
Certain items associated with acquisitions	0.02	0.01	0.01
Costs associated with ceasing development of beamline implant products	—	—	—
Resolution of audits of prior years’ income tax filings	—	—	(0.02)

Non-GAAP net income — per diluted share	$0.25	$0.34	$0.29

Shares used in diluted shares calculation	1,383,886	1,403,687	1,409,014

[1]	Results for the first fiscal quarter ended January 27, 2008 included restructuring charges of $38 million associated with a global cost reduction plan.

[2]	Results for the fiscal quarter ended January 27, 2008 and October 28, 2007 included restructuring and asset impairment charges of $11 million and $3 million, respectively, associated with ceasing development of beamline implant products.

[3]	Results for the first fiscal quarter ended January 28, 2007 included a net benefit of $3 million from the sale of the Hillsboro, Oregon facility.

[4]	Incremental charges attributable to acquisitions consisting of inventory fair value adjustments on products sold and amortization of purchased intangible assets.

[5]	Results for the fiscal quarters ended January 27, 2008 and October 28, 2007 include other operating charges of $1 million and $9 million, respectively, associated with ceasing development of beamline implant products.

[6]	Consists of benefit from the resolution of audits of prior years’ income tax filings.